JOHNSON OUTDOORS INC.



Written Statement of the Chairman and Chief Executive Officer
Pursuant to 18 U.S.C. ss.1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chairman and Chief Executive Officer of Johnson Outdoors Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 28, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




  /s/ Helen P. Johnson-Leipold
  -----------------------------------------------------
  Helen P. Johnson-Leipold
  Chairman and Chief Executive Officer
  May 12, 2003



A signed original of this written statement required by 18 U.S.C. ss.1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.